UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 2, 2005

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2005, ViroPharma Incorporated (the “Company”) amended its Rights Agreement, dated as of September 10, 1996, between the Company and StockTrans, Inc., as Rights Agent (the “Rights Agreement”). The amendment modifies the definition of “beneficial ownership” for entities affiliated with Baker Brother Investments (“Baker Brothers”), such that beneficial ownership for Baker Brothers is calculated as if the total aggregate principal amount of the Company’s 6% Senior Convertible Secured Notes due October 2009 (“Senior Convertible Notes”) outstanding on the date of such calculation had been converted into shares of common stock pursuant to the terms of the Indenture dated October 19, 2004, between the Company and U.S. Bank National Association, as trustee, relating to the Senior Convertible Notes. As a result of the amendment, Baker Brother may beneficially own (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act of 1934, as amended) more than 20% of the Company’s common stock for as long as the Senior Convertible Notes remain outstanding without being deemed an “Acquiring Person” under the Rights Agreement.

The foregoing is a summary of the terms of the amendment to the Rights Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 2 to Rights Agreement, a copy of which is attached hereto and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(c)	Exhibit No.	Description
	4.01	Amendment No.2 to Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 3, 2005	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and
Secretary

Index of Exhibits

Exhibit Number	Description
4.01	Amendment No.2 to Rights Agreement